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                                                                    EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

To the Stockholders and Board of Directors
ABM Industries Incorporated:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-8.

/s/ KPMG Peat Marwick LLP

San Francisco, California
March 25, 1998


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